EXHIBIT 99.1

Aebi Schmidt Group Reports 22% Increase in Adjusted EBITDA, 16% Growth in Order Intake and 9% Increase in Net Sales, Reflecting Strong Order Momentum and Over-Proportional Profitability Improvement

  Continued strong order momentum, with Q2 2026 Order Intake of $516m, up 16% vs Q2 2025 and Order Backlog of $1,279m expanding 20% vs Q2 2025
  Net Sales of $496m in Q2 2026, up 9% vs Q2 2025, with Order Backlog beginning to translate into higher Net Sales, largely attributable to execution of operational improvements and expanded market footprint
  Net Income of $10.5m in Q2 2026, up $18m vs Q2 2025
  Adjusted EBITDA1 of $42.1m in Q2 2026, up 22% vs Q2 2025, representing 8.5% of Net Sales, with Adjusted EBITDA increasing over-proportionally vs Net Sales growth, driven by realized synergies, and efficiency improvements from operational ramp-up
  Aebi Schmidt Group confirms full-year 2026 guidance3 of Net Sales of $1.95b to $2.15b and Adjusted EBITDA1 of $175m to $195m, supported by strong order momentum, continued commercial execution and ongoing operational improvements

FRAUENFELD, Switzerland, Aug. 13, 2026 (GLOBE NEWSWIRE) -- Aebi Schmidt Group (NASDAQ: AEBI) (“Aebi Schmidt”, the “Group”, or the “Company”), a world-class specialty vehicles leader, reports strong order momentum, net sales growth and increased profitability.

"Aebi Schmidt delivered an excellent second quarter, marked by a significant improvement in profitability," said Barend Fruithof, Chairman and Group CEO of Aebi Schmidt. "Adjusted EBITDAˆ increased 22%, over-proportionally to an already strong 9% growth in Net Sales, reflecting the execution of operational initiatives."

Second Quarter2 2026 Financial Results

  Q2 2026 Order Intake increased 16% vs Q2 2025, supported by Airport, Walk-in Van, Municipal and a large Truck Body order
  June 30, 2026, Order Backlog grew 20% to $1,279m vs June 30, 2025, providing visibility into expected growth for the remainder of 2026 and beyond
  Net Sales of $496m, a 9% increase vs Q2 2025, driven by strengthening market footprint, sales excellence improvement programs and solid execution across key end markets
    North America Net Sales with substantial organic growth of 11% vs Q2 2025 driven by successful Walk-in Van backlog conversion following completion of production ramp-up, together with continued strength in Airport and Municipal
    Europe and RoW with solid 7% year-over-year growth, driven by continued sales execution and healthy underlying demand
  Q2 2026 Net Income of $10.5m from a loss of $7.9m in Q2 2025
  Adjusted EBITDA1 in Q2 2026 of $42.1m, a 22% increase vs Q2 2025, sustaining strong momentum toward our 2026 Adjusted EBITDA1 guidance3
    North America Adjusted EBITDA of $35.5m, an increase of $6.3m or 22% vs prior year quarter, reflecting completed Walk-in Van production ramp-up and strong contributions from Service Bodies and Airport
    Europe and RoW delivering another strong quarter, with Adjusted EBITDA of $6.6m, an increase of $1.3m or 25% vs prior year quarter, driven by higher gross margins in both new equipment and aftermarket, together with strong cost discipline

“The Group upheld its strong momentum in the second quarter, driven by Airport, Walk-in Van and Municipal,” commented Marco Portmann, Group CFO. “We expect continued strong revenue conversion in the back half of the year, with revenue increasing sequentially through the rest of the year.”

  Net Working Capital1 improved to $449m at the end of Q2 2026, down 4% or $17m vs the end of Q2 2025 despite continued strong sales growth, reflecting structural efficiency gains
  Net Debt1 of $450m at the end of Q2 2026, decreasing $5m since the end of Q1 2026. Leverage1 at 2.72x at the end of Q2 2026 vs 3.28x at the end of Q2 2025

“Our continued focus on working capital efficiency and disciplined capital allocation is translating into stronger cash generation and ongoing deleveraging going forward,” said Marco Portmann. “Nonetheless, we are slightly updating our leverage guidance3, now expecting to end 2026 with a leverage of 2.0x or slightly above, reflecting temporary investments in securing our supply chain and protecting our margins.”

Second Quarter 2026 Earnings Call

The Company will host an earnings conference call and webcast today at 8:30am Eastern Time. Investors and analysts can access the conference call and webcast, including conference call materials, at https://www.aebi-schmidt.com/investors, or directly through:

  https://edge.media-server.com/mmc/p/zezjzoxj/ for the webcast, and
  https://register-conf.media-server.com/register/BI503275d72b6241de9941e252348e9fe9 for the live conference call with the ability to ask questions during the Q&A.

[1]	See Non-GAAP Financial Measures for additional information regarding non-GAAP financial measures.
[2]	Financial results up until June 30, 2025, include results for Aebi Schmidt and The Shyft Group on a combined basis inclusive of the period prior to the acquisition on July 1, 2025. This also applies to 2025 figures used as the basis for year-over-year comparisons throughout this release, which are presented on a combined basis as if the acquisition had closed on January 1, 2024. Historical information presented on a combined basis does not reflect any pro-forma adjustments or adjustments for costs related to integration activities, cost savings or synergies that have occurred or may be achieved if the acquisition occurred on January 1, 2024.
[3]	Guidance assumes continued normalization of geopolitical uncertainty, tariff discussions and related inflationary pressures through year-end.

Media contact
Tina Fischer, Corporate Communication
media@aebi-schmidt.com
Phone: +41 44 308 58 48

Investor Contact
Simone Grancini, Director Investor Relations
investor.relations@aebi-schmidt.com
Phone: +41 44 308 58 77	Further information https://www.aebi-schmidt.com https://www.youtube.com/AebiSchmidtGroup https://media.aebi-schmidt.com (pictures, logos)

About Aebi Schmidt Group

Aebi Schmidt Group (NASDAQ: AEBI) is a world-class specialty vehicles leader, positioned to accelerate growth and drive exceptional value. The Company is headquartered in Switzerland, employs approximately 6,000 employees, and operates production facilities and service and upfit centers across Europe and North America.

Forward-looking statements

This release contains information, including our sales and earnings guidance, all other information provided with respect to our outlook for 2026 and future periods, and other statements concerning our business, strategic position, financial projections, financial strength, future plans, objectives, and the performance of our products and operations that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using words such as "believe," "expect," "intend," "potential," "future," "may," "will," "should," and similar expressions or by using future dates or targets in connection with any discussion of, among other things, the construction or operation of new or existing facilities, operating performance, trends, events or developments that we expect or anticipate will occur in the future, statements relating to volume changes, share of sales and earnings per share changes, anticipated cost savings and attainment of acquisition synergies, potential capital and operational cash improvements, changes in supply and demand conditions and prices for our products, trade duties and other aspects of trade policy, statements regarding our future strategies, products and innovations, and statements expressing general views about future operating results. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are not historical facts but instead represent only Aebi Schmidt's beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of Aebi Schmidt's control. It is possible that Aebi Schmidt's actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from Aebi Schmidt's historical experience and our present expectations or projections. More information about factors that potentially could affect our financial results is included in our filings with the SEC, which are available at www.sec.gov or our website. All forward-looking statements in this release are qualified by this paragraph. Investors should not place undue reliance on forward-looking statements as a prediction of actual results.

Non-GAAP Financial Measures
To supplement its reporting of financial measures determined in accordance with generally accepted accounting principles in the United States ("GAAP"), Aebi Schmidt utilizes certain non-GAAP financial measures. Aebi Schmidt utilizes non-GAAP financial measures such as Adjusted EBITDA, Adjusted EBITDA margin, Net Working Capital and Net Debt to separate the impact of certain items from the underlying business. Because Aebi Schmidt uses these adjusted financial results in the management of its business, management believes this supplemental information is useful to investors for their independent evaluation and understanding of Aebi Schmidt's underlying business performance and the performance of its management. To aid investors and analysts with year-over-year comparability for the combined business of Aebi Schmidt and Shyft, the Company has also presented certain of these non-GAAP financial measures on a "Combined " basis. Combined non-GAAP financial measures include results for both Aebi Schmidt and Shyft on a combined basis inclusive of periods prior to the acquisition. Information presented on a combined basis does not reflect pro-forma adjustments or other adjustments for costs related to integration activities, cost savings or synergies that have been or may be achieved if the business combination occurred on January 1, 2024. The non-GAAP financial measures described above are in addition to, and not meant to be considered superior to, or a substitute for, Aebi Schmidt's financial statements prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP. Also, other companies might calculate these measures differently. Investors are encouraged to review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP measures included in this press release and the accompanying tables. In addition, the non-GAAP financial measures included in this earnings announcement reflect management's judgment of particular items, and may be different from, and therefore may not be comparable to, similarly titled measures reported by other companies.

The Company did not provide reconciliations of forward-looking non-GAAP financial measures, such as Adjusted EBITDA and Leverage, to the most comparable GAAP financial measure because the Company is unable to provide a meaningful or accurate calculation or estimation of reconciling items, and the information is not available without unreasonable effort. The Company is unable to address the probable significance of the unavailable information.

Aebi Schmidt Group
Combined Financial Summary (Non-GAAP, unaudited)1
(in thousands)

Financial results up until June 30, 2025, include results for Aebi Schmidt and The Shyft Group on a combined basis inclusive of the period prior to the acquisition on July 1, 2025. This also applies to 2025 figures used as the basis for year-over-year comparisons throughout this release, which are presented on a combined basis as if the acquisition had closed on January 1, 2024. Historical information presented on a combined basis does not reflect any pro-forma adjustments or adjustments for costs related to integration activities, cost savings or synergies that have occurred or may be achieved if the acquisition occurred on January 1, 2024.

Adjusted EBITDA ($k)	Q2 2025	Q3 2025	Q4 2025	Q1 2026	Q2 2026

Net Sales	453,706	471,325	528,371	455,545	496,408
Net Income (Loss)	-7,895	1,194	8,772	671	10,474
Add (subtract)
Interest Expense	12,153	14,228	11,761	11,350	11,126
Depreciation & amortization	11,778	14,990	16,159	13,803	14,152
Income tax (benefit) / expenses	-2,175	-447	2,036	488	4,848
Restructuring and other related charges	5,709	12,759	6,391	4,216	1,541
Transaction related expenses and adjustments	13,047	5,988	562	434	414
Foreign exchange losses on external debt	2,601	-252	-371	300	-23
Pension related income, net	-1,025	-1,025	-2,076	-776	-739
Other	287	-5,239	4,839	2,631	320
Adjusted EBITDA	34,480	42,197	48,073	33,117	42,113
Adjusted EBITDA (as % of Net Sales)	7.6%	9.0%	9.1%	7.3%	8.5%

For historical comparisons to The Shyft Group results, adjustments reflected in the table above do not include non-cash stock-based compensation expense.

Net Debt ($k) and Leverage	Jun 30, 2025	Sep 30, 2025	Dec 31, 2025	Mar 31, 2026	Jun 30, 2026
Current portion of long-term debt	27,310	25,063	46,908	67,911	66,336
Long-term debt, less current portion	561,325	628,359	548,050	560,958	551,343
Total debt	588,636	653,422	594,958	628,869	617,679
Subtract
Cash and cash equivalents	83,484	125,971	98,512	115,886	109,734
Subordinated Shareholder Loans	58,845	58,897	59,101	58,213	57,592
Net Debt	446,306	468,554	437,345	454,770	450,353
Divide by
LTM Adjusted EBITDA	136,177	144,678	155,995	157,867	165,500
Net Debt Leverage	3.28x	3.24x	2.80x	2.88x	2.72x

Net Debt as defined in our Credit Facility Agreement, excluding long-term subordinated shareholder loans

Net Working Capital ($k)	Jun 30, 2025	Sep 30, 2025	Dec 31, 2025	Mar 31, 2026	Jun 30, 2026
Accounts receivable	267,373	297,322	310,755	271,241	276,267
Inventories	405,534	384,446	346,423	379,186	380,154
Accounts payable	-206,779	-230,307	-234,642	-201,927	-207,281
Total Net Working Capital	466,128	451,461	422,536	448,500	449,140

Net Working Capital is calculated as Accounts Receivable plus Inventory, less Accounts Payable